                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 18, 1997


                              HARCOR ENERGY, INC.
             (Exact name of registrant as specified in its Charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-9300                                          33-0234380
(Commission File Number)                           (IRS Employer I.D. No.)


                         Five Post Oak Park, Suite 2220
                               4400 Post Oak Park
                            Houston, TX  77027-3416
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (713) 961-1804

Item 2.  Disposition of Assets

         On December 18, 1997 HarCor Energy, Inc. (the "Registrant" and the "Company") announced that it had reached a definitive agreement for the sale of all of its oil and gas assets located outside of California (the "Non-California Assets") to an undisclosed buyer for $13.2 million in cash. This sale is being made pursuant to the bifurcation of the Company's sales process and in conjunction with ongoing efforts to effect the sale of the whole Company as previously announced. Closing is subject to customary title and environmental due diligence and is anticipated to occur by January 15, 1998. The Company anticipates recording an estimated gain of approximately $2.9 million upon closing of the sale. No capital gains taxes are anticipated to be incurred due to the Company's current net operating loss carry-forwards.

         The Non-California Assets consist of (i) all of the Company's proved developed producing, proved undeveloped, probable and possible reserves in New Mexico, Texas, Alabama and Louisiana; (ii) all of the Company's leasehold interests, working interests in wells currently drilling, seismic data and the associated resale rights, and participation rights in those exploration agreements in its 3-D and 2-D exploration activities in the Hostetter area of South Texas, Reeves County in the West Texas-Permian Basin, the Lapeyrouse area of Louisiana, Polaris Joint Venture and the Gulf Coast Frio AVO Program; and
(iii) certain miscellaneous royalty and net-profits interests in various states previously referred to by the Company as the Fund I Royalty Interests.

         Based on a recent engineering reserve study performed by the Company's independent petroleum engineers, the oil and gas reserves being sold pursuant to this transaction consist of 1,634,000 barrels of oil and 8,553 MMcf of gas with a current 10% present value of $14,836,000. This value is based on flat projected pricing of the recent average 12 month forward pricing of $19.15 per barrel and $2.50 per MMBtu, with adjustments for quality and location.
Included in this value is proved undeveloped oil and gas reserves consisting of 1,390,000 barrels of oil and 3,778 MMcf of gas with a 10% present value of $8,774,000. Average daily production relating to these properties during the third quarter of 1997 was 213 BOPD and 4,897 Mcfd as reported.

         Pursuant to the terms of its 14-7/8% Senior Secured Notes ("Senior Notes") indenture and an intercreditor agreement, the Company is required to use the cash proceeds received upon closing of the sale of assets to immediately repay, to the extent required by its lenders, its indebtedness outstanding under its revolving credit facility. To the extent there are excess cash proceeds remaining after fulfillment of this obligation, or if the Company's lender waives this obligation, excess cash proceeds or total cash proceeds (as the case may be) from a sale of assets must be used to make an offer to redeem a like amount of Senior Notes from the holders thereof at a cost equal to the face value of the Senior Notes.

         The Company has received initial indications from its lender that it will not require the Company to repay indebtedness outstanding under its revolving credit facility and has requested a waiver of this obligation. Accordingly, upon closing of the sale the Company will immediately commence an offer to redeem $13.2 million of its outstanding Senior Notes from the holders thereof at a cost equal to the face value of the Senior Notes. The holders of the Senior Notes are not required to accept said offer and there can be no assurances that they will do so.

Item 7.  Financial Statements and Exhibits

         (b)  Pro Forma financial information.

              (1) The following Pro Forma financial information is included herein as Exhibit 7(b)(1):

                       (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet of HarCor at September 30, 1997 assuming that the disposition of assets described herein had occurred at that date; and

                       (ii) Unaudited Proforma Statements of Operations for the nine-months ended September 30, 1997 and the Year Ended December 31, 1996 assuming that the disposition of assets described herein had occurred at the beginning of such periods.

         (c)  Exhibits

              99.1 Press release dated December 18, 1997 announcing definitive agreement for the sale of the Company's Non-California Assets.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        HarCor Energy, Inc.
                                       ---------------------
                                           (Registrant)



Date: December 23, 1997




                                        /s/ Gary S. Peck
                                       ---------------------------
                                        Gary S. Peck
                                        Vice President, Finance

                                Exhibit 7(b)(1)

(b)  PRO FORMA CONDENSED FINANCIAL INFORMATION

         Set forth in the following pages is certain unaudited pro forma condensed financial information with respect to the disposition of the Company's Non-California Assets including an unaudited pro forma balance sheet as of September 30, 1997 and unaudited pro forma statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996. The balance sheet data have been prepared on the basis that the disposition of the Company's Non-California Assets and the concurrent redemption of a portion of its 14-7/8% Senior Secured Notes (the "Senior Notes Redemption") had occurred on September 30, 1997. The statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been prepared on the basis that the disposition of the Company's Non-California Assets and the Senior Notes Redemption had occurred on January 1, 1996 and January 1, 1997, respectively. The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the consolidated financial statements of HarCor Energy, Inc. The pro forma results of operations are not necessarily indicative of future operations of HarCor Energy, Inc.

                              HARCOR ENERGY, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               September 30, 1997
                             (Dollars in Thousands)


                                                                             Pro Forma
                                                                   ------------------------------
                                                Historical         Adjustments           Adjusted
                                                ----------         -----------           --------
                   ASSETS

Current Assets:
  Cash .......................................  $   2,485           $      --  (a,b)     $   2,485
  Accounts Receivable ........................      4,070                  --            $   4,070
  Prepaids & Other ...........................      1,455                  --            $   1,455
                                                ---------           ---------            ---------
                                                    8,010                  --                8,010
                                                ---------           ---------            ---------

Property & Equipment, net ....................     81,130             (10,219) (a)          70,911
                                                ---------           ---------            ---------

Other assets..................................      2,896                (648) (b)           2,248
                                                ---------           ---------            ---------

Total Assets .................................  $  92,036           $ (10,867)           $  81,169
                                                =========           =========            =========

      LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
  Current Portion of Long Term Bank Debt .....  $     397           $      --            $     397
  Accounts Payable and Accrued Liabilities ...      5,416                  --                5,416
                                                ---------           ---------            ---------
                                                    5,813                  --                5,813
                                                ---------           ---------            ---------

LONG TERM BANK DEBT ..........................      4,903                  --                4,903
                                                ---------           ---------            ---------

14-7/8% SENIOR SECURED NOTES .................     52,578             (13,200) (b)          39,378
                                                ---------           ---------            ---------

STOCKHOLDERS' EQUITY:
  Common Stock & Additional Paid-In Capital ..     52,742                  --               52,742
  Accumulated Deficit ........................    (24,000)              2,333  (a,b)       (21,667)
                                                ---------           ---------            ---------
Total Stockholders' Equity ...................     28,742               2,333               31,075
                                                ---------           ---------            ---------

                                                $  92,036           $ (10,867)           $  81,169
                                                =========           =========            =========

                              HARCOR ENERGY, INC.
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1997
                  (Dollars in Thousands except Per Share Data)

                                                             PRO FORMA
                                                  ------------------------------
                                     HISTORICAL     ADJUSTMENTS        ADJUSTED
                                     -----------   ------------       -----------
REVENUES:
  Oil & Gas Sales ................   $    12,588     $   (3,978)(c)   $     8,610
  Plant Revenue...................         4,134             --       $     4,134
  Interest & Other................           121             --       $       121
                                     -----------     ----------       -----------
  Total Revenue...................        16,843         (3,978)           12,865
                                     -----------     ----------       -----------
COSTS AND EXPENSES:
  Production Expense..............         3,063         (1,337)(c)         1,726
  Plant Expense...................         2,872             --             2,872
  Engineering & Geological........           247            (82)(d)           165
  DD&A............................         4,603         (1,497)(c)         3,106
  General & Administrative........         1,884           (622)(d)         1,262
  Interest........................         6,564         (1,620)(e)         4,944
                                     -----------     ----------       -----------
  Total Expenses..................        19,233         (5,158)           14,075
                                     -----------     ----------       -----------
 Net Operating Loss before
  Provision for Income Taxes......        (2,390)         1,180            (1,210)
Provision for Income Taxes........            --             --  (f)           --
                                     -----------     ----------       -----------
Net Loss..........................        (2,390)         1,180            (1,210)
Preferred Dividends...............           (60)            --               (60)
                                     -----------     ----------       -----------
NET LOSS TO COMMON STOCKHOLDERS...   $    (2,450)    $    1,180       $    (1,270)
                                     ===========     ==========       ===========
NET LOSS TO COMMON
  STOCKHOLDERS PER SHARE..........   $     (0.16)                     $     (0.08)
                                     ===========                      ===========
WEIGHTED AVERAGE
  SHARES OUTSTANDING..............        15,796                           15,796
                                     ===========                      ===========
PRODUCTION DATA:
Barrels of Oil....................       259,841        (58,771)          201,070
Mcf of Gas........................     3,569,515     (1,466,555)        2,102,960
Bbls of NGLs......................       139,767             --           139,767

                             HARCOR ENERGY, INC.
            UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1996
                 (Dollars in Thousands except Per Share Data)

                                                                Pro Forma
                                                        -----------------------
                                          Historical    Adjustments    Adjusted
                                          ----------    -----------    --------
REVENUES:
  Oil and Gas Sales.....................   $ 21,716      $ (6,714)(c)  $ 15,002
  Plant Revenue.........................      6,635            --      $  6,635
  Interest and Other....................      3,271            --      $  3,271
                                           --------      --------      --------
  Total Revenues........................     31,622        (6,714)       24,908
                                           --------      --------      --------
COSTS AND EXPENSES:
  Production Expense....................      5,134        (2,316)(c)     2,818
  Plant Expense.........................      4,017            --         4,017
  Engineering and Geological............        368          (121)(d)       247
  DD&A..................................      8,172        (1,985)(c)     6,187
  General and Administrative............      3,159        (1,042)(d)     2,117
  Interest..............................     10,067        (2,161)(e)     7,906
  Other.................................        368            --           368
                                           --------      --------      --------
  Total Expenses........................     31,285        (7,625)       23,660
                                           --------      --------      --------
Net Income (Loss) before
  Provisions for Income Taxes
  and Extraordinary Item................        337           912         1,249
Provision for Income Taxes..............         --            --            --
                                           --------      --------      --------
Net Loss before Extraordinary Item......        337           912         1,249
  Extraordinary Item(i).................     (2,135)           --        (2,135)
                                           --------      --------      --------
Net Loss................................     (1,798)          912          (886)
Preferred Dividends.....................       (461)           --          (461)
                                           --------      --------      --------
NET LOSS TO COMMON STOCKHOLDERS.........   $ (2,259)     $    912      $ (1,347)
                                           ========      ========      ========
NET LOSS TO COMMON STOCKHOLDERS
  PER SHARE BEFORE EXTRAORDINARY ITEM...   $  (0.01)                   $   0.07
                                           ========                    ========
NET LOSS TO COMMON STOCKHOLDERS PER
  SHARE AFTER EXTRAORDINARY ITEM........   $  (0.20)                   $  (0.12)
                                           ========                    ========
WEIGHTED AVERAGE SHARES OUTSTANDING.....     11,150                      11,150
                                           ========                    ========

PRODUCTION DATA:
Barrels of Oil..........................    522,527      (151,941)      370,586
Mcf of Gas..............................  5,795,247    (2,008,248)    3,786,999
Bbls of NGLs............................    232,519            --       232,519

(i) Early extinguishment of debt

                              HARCOR ENERGY, INC.

         NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                  September 30, 1997 and December 31, 1996


1.       Basis of Presentation

         The accompanying unaudited pro forma condensed financial statements have been prepared to reflect adjustments to the Company's historical financial statements for:

(i)    The sale of the Non-California Assets for $13.2 million in cash;

(ii) The use of the sales proceeds to redeem a like amount of the Company's 14-7/8% Senior Secured Notes as required pursuant to the terms of an indenture agreement (the "Note Redemption") and assuming that a sufficient number of the holders of the Senior Notes accept the Notes Redemption offer by the Company equivalent to $13.2 million;

(iii) The reduction of historical revenues and expenses directly related to the Non-California Assets as previously reported for the periods presented;

(iv) The reduction of historical interest expense and associated amortization of deferred financing costs and note accretion directly related to the Note Redemption as described in item (ii) of $13.2 million of the Senior Notes;

(v) The estimated reduction of other direct expenses resulting from the sale of the Non-California Assets.

         The unaudited pro forma balance sheet data are presented as if the sale of the Non-California Assets and related financings occurred on September 30, 1997. The unaudited pro forma statements of operations are presented as if the sale of Non-California Assets occurred on January 1, 1996 for the year-end December 31, 1996 statement, and on January 1, 1997 for the first nine months of 1997 statement.

         The accompanying unaudited pro forma financial information has been prepared based on the historical results of operations of the Non-California Assets as previously reported in the Company's audited and unaudited financial statements; along with pro forma adjustments, estimates and assumptions deemed by the Company to be appropriate. This unaudited pro forma financial information does not purport to be indicative of the financial position or results of operations which would actually have occurred if the disposition of Non-California Assets had occurred as presented in such statements or which may be obtained in the future.

2.       Pro Forma Adjustments

         The accompanying unaudited pro forma condensed financial statements include the following adjustments:

(a) To record the sale of the Non-California Assets for $13,200,000 cash and an estimated gain of $2,981,000 at September 30, 1997;

(b) To record the redemption of $13,200,000 of the Senior Notes pursuant to the terms of an indenture agreement and to write-off an amount of deferred financing costs pertaining thereto;

(c) To reduce historical oil and gas sales revenues, production expenses and depletion, depreciation and amortization expense directly related to the Non-California Assets as previously reported;

(d) To record the estimated reduction of Engineering, Geological and G & A expenses resulting from the sale of the Non-California Assets;

(e) To reduce historical interest expense and associated amortization of deferred financing costs and note accretion directly related to the Senior Notes Redemption;

(f) The Company does not anticipate any capital gains taxes resulting from the sale of the Non-California Assets due to its net operating loss carry forwards.

                                EXHIBIT INDEX

              99.1 Press release dated December 18, 1997 announcing definitive agreement for the sale of the Company's Non-California Assets.